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                       Exhibit 23.1



             Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration
Statements on Forms S-3 (File Nos. 33-57895 and 33-64307),
Form S-4 (File No. 33-61047 and 33-91250) and in the
Registration Statements on Forms S-8 (File Nos.33-67430,
33-54511, 33-67432, 33-54519, 33-67324, 33-51331, 33-51885,
33-52025, 33-59579 and 33-61855) of Frontier Corporation of our report dated January 22, 1996, appearing on page 25 of the Annual Report to Shareowners which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 37 of this Form 10-K.


/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP

Rochester, New York
March 25, 1996